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                                                                Exhibit 99.1 (a)
PRESS RELEASE
1/22/01

                             For Immediate Release
                             ---------------------

         CONVERSION RATE OF NDC CONVERTIBLE SUBORDINATED NOTES ADJUSTED

     ATLANTA, January 22, 2001--- National Data Corporation (NYSE: NDC) today announced that, as provided in the indenture governing its 5% Convertible Subordinated Notes due November 1, 2003 (the "Notes"), its Board of Directors has determined the adjusted conversion rate of the Notes reflecting the previously announced spin-off of Global Payments Inc. to NDC's stockholders. The new conversion rate, effective today, is 28.80 shares of NDC common stock for each $1,000 principal amount of Notes.

     NDC will effect the spin-off by distributing 0.8 share of common stock of Global Payments for each share of common stock of NDC held by NDC stockholders of record at the close of business on January 19, 2001. The distribution will be effective at 11:59 p.m. on January 31, 2001.